                              AMENDMENT NUMBER 2

                             dated March 14, 2000

                                    to the

                     AMENDED AND RESTATED RIGHTS AGREEMENT

                (Dated March 16, 1990, as amended and restated

                    on May 10, 1991 and as further amended

                               on July 12, 1995)

                                    Between

                              HOOPER HOLMES, INC.

                                      and

                          FIRST CITY TRANSFER COMPANY

                                as Rights Agent
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     AMENDMENT NUMBER 2 dated March 14, 2000, to the AMENDED AND RESTATED RIGHTS
AGREEMENT, (amended May 10, 1991 and July 12, 1995, and dated as of March 16,
1990), between Hooper Holmes, Inc., a New York corporation (the "Company") and First City Transfer Company, as successor to Midlantic Bank, NA and Midlantic National Bank, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder), (the "Rights Agreement").

     WHEREAS, the Company and the Rights Agent have entered into the Rights Agreement dated as of March 16, 1990;

     WHEREAS, the Rights Agreement has a stated expiration date of March 16, 2000; and

     WHEREAS, the Board of Directors of the Company believes that it is in the interest of the Company and its shareholders that the Rights Agreement be continued beyond the expiration date for a period of time not to exceed three
(3) months, to allow the Board of Directors time to determine whether it is in the interest of the Company and its shareholders to adopt a new Rights Agreement; and

     WHEREAS, the Company believes that the Board of Directors has both the power and discretion to amend the Rights Agreement to extend the expiration date and the Board of Directors has duly authorized Management to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and respective agreements set forth herein, the parties hereby agree to amend Article I, Section 1.1(i) to delete the present subsection (i) in its entirety and to
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substitute in lieu thereof the following:

     (i)  "Expiration Time" shall mean the earlier of (i) the Redemption Time or
     (ii) the close of business on June 16, 2000.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number 2 to the Amended and Restated Rights Agreement, as amended, to be duly executed as of this 14/th/ day of March, 2000.



                                  HOOPER HOLMES, INC.



                              By /s/ Robert William Jewett
                                ---------------------------------
                                Robert William Jewett
                                Senior VP, General Counsel & Secretary


                              FIRST CITY TRANSFER COMPANY


                              By /s/ Kathleen M. Zaleske
                                ---------------------------------
                                Kathleen M. Zaleske
                                Assistant Vice President

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